EXHIBIT 11

                          ULTICOM, INC. AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  THREE MONTHS ENDED
                                                                       OCTOBER 31, 2000         OCTOBER 31, 2001
Basic earnings per share:

      Net income                                                          $  2,306                  $    1,482
                                                                          ========                  ==========

Weighted average number of outstanding common shares                        38,071                      41,088
                                                                          ========                  ==========

Basic earnings per share                                                  $   0.06                  $     0.04
                                                                          ========                  ==========


Diluted earnings per share:

      Net income                                                          $  2,306                  $    1,482
                                                                          ========                  ==========


Weighted average number of outstanding common shares                        38,071                      41,088
Additional shares assuming exercise of stock options                         3,307                       1,870
                                                                          --------                  ----------

Weighted average number of outstanding common shares
      assuming full dilution                                                41,378                      42,958
                                                                          ========                  ==========

Diluted earnings per share                                                $   0.06                  $     0.03
                                                                          ========                  ==========


                                                                   EXHIBIT 11

                          ULTICOM, INC. AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   NINE MONTHS ENDED
                                                                      OCTOBER 31, 2000          OCTOBER 31, 2001
Basic earnings per share:

      Net income                                                          $   4,983                 $   9,825
                                                                          =========                 =========

Weighted average number of outstanding common shares                         36,622                    40,865
                                                                          =========                 =========

Basic earnings per share                                                  $    0.14                 $    0.24
                                                                          =========                 =========


Diluted earnings per share:

      Net income                                                          $   4,983                 $   9,825
                                                                          =========                 =========

Weighted average number of outstanding common shares                         36,622                    40,865

Additional shares assuming exercise of stock options                          3,078                     2,494
                                                                          ---------                 ---------

Weighted average number of outstanding common shares
      assuming full dilution                                                 39,700                    43,359
                                                                          =========                 =========

Diluted earnings per share                                                $    0.13                 $    0.23
                                                                          =========                 =========

